(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Executive Vice President, Chief Financial Officer	August 7, 2023
(630) 906-5484

Old Second Bancorp, Inc. Investor Presentation

AURORA, IL, – Old Second Bancorp, Inc. (“Old Second”) (NASDAQ: OSBC) announced the Company’s management is scheduled to attend the Keefe, Bruyette & Woods Community Bank Investor Conference on August 8, 2023.

Investors may access the presentation made at the meeting under the Presentations tab on the Investor Relations section of Old Second’s website (www.oldsecond.com).

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank (the “Bank”), a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Company has offices located in Cook, DeKalb, DuPage, Kane, Kendall, LaSalle and Will counties in Illinois.

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